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Exhibit 21.1

SALLY BEAUTY HOLDINGS, INC.
LIST OF SUBSIDIARIES

Sally Investment Holdings LLC (Delaware)
Sally Holdings LLC (Delaware)
Beauty Systems Group LLC (Delaware)(1)
Armstrong McCall Holdings, Inc. (Texas)
Armstrong McCall Holdings, L.L.C. (Delaware)
Armstrong McCall Management, L.C. (Texas)
Armstrong McCall, L.P. (Texas)
Innovations-Successful Salon Services (California)
Procare Laboratories, Inc. (Delaware)
Neka Salon Supply, Inc. (New Hampshire)
Salon Success International, LLC (Florida)
Aerial Company, Inc. (Wisconsin)(1)
Loxa Beauty LLC (Indiana)
Sally Beauty Supply LLC (Delaware)
Diorama Services Company, LLC (Delaware)
Sally Capital Inc. (Delaware)
Sally Beauty Military Supply LLC (Delaware)
Arcadia Beauty Labs LLC (Delaware)
Sally Beauty International Finance LLC (Delaware)
Beauty Holding LLC (Delaware)
Sally Beauty International, Inc. (Delaware)
Sally Beauty Supply BV (Netherlands)
Pro-Duo Deutschland GmbH (Germany)
Sally Beauty Canada Holdings LLC (Delaware)
SBCBSG Company de Mexico, S. de R.L. de C.V. (Mexico)(2)
SBIFCO Company de Mexico, S.A. de C.V. (Mexico)(2)
Sally Beauty International Holdings, C.V. (Netherlands)
Sally International Holdings LLC (Delaware)
Sally Beauty Holdings LP (Bermuda)
Sally EURO Holdings LLC (Delaware)
Sally CAD Holdings LLC (Delaware)
Sally GBP Holdings LLC (Delaware)
Gen X Beauty LLC (Delaware)
SBIFCO (Barbados) SRL (Barbados)
Sally Beauty Worldwide Holdings BV (Netherlands)
SBH Finance B.V. (Netherlands)
Sally Beauty de Puerto Rico, Inc. (Puerto Rico)(3)
Sally Salon Services (Ireland) Ltd (Ireland)
Sally Beauty Colombia S.A.S. (Colombia)(5)
Sally Chile Global Holdings SpA (Chile)
Sally Chile Worldwide Holdings SpA (Chile)
Sally Beauty Netherlands BV (Netherlands)
Sally Beauty Brasil Participacoes LTDA. (Brazil)
Arcadia Beauty Distribuicao de Productos de Beleza Ltda (Brazil)
Sally Beauty Brasil Comercio de Produtos de Beleza Ltda (Brazil)
Pro-Duo Spain SL (Spain)
Sally UK Holdings Limited (England)
BSG Canada Holdings Company (Nova Scotia)
Beauty Systems Group (Canada), Inc. (New Brunswick)(3)
Sally Salon Services Ltd (England)
MHR Limited (England)
Sally Chile Holding SpA (Chile)(4)

Sally Peru Holdings S.A.C. (Peru)(5)
Sinelco Group BVBA (Belgium)
Sinelco International BVBA (Belgium)
Sinelco Italiana SRL (Italy)
Sinelco France SAS (France)
Salon Services (Hair and Beauty Supplies) Ltd (Scotland)
Salon Services Franchising Ltd (Scotland)
Salon Success Limited (England)(6)
Ogee Limited (England)
Pro-Duo NV (Belgium)
Pro-Duo France SAS (France)
Vigox BVBA (Belgium)
Kapperscentrale Bauwens N.V. (Belgium)
  (1)
  Doing business as CosmoProf
  (2)
  Doing business as Sally Beauty Supply
  (3)
  Doing business as CosmoProf and Sally Beauty Supply
  (4)
  Doing business as Sally Beauty and Intersalon
  (5)
  Doing business as Sally Beauty
  (6)
  Education division doing business as 3•6•5

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  Exhibit 21.1